                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             -----------------------

                                    FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
                             ----------------------

       Date of Report (Date of earliest event reported): February 2, 2001

                               ------------------

                        Access Health Alternatives, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

         Florida                000-26445                     59-3542362
   ----------------------       ---------             ----------------------
 (State of incorporation       (Commission               (I.R.S. Employer
    or organization)           File Number)           Identification Number)

                  4619 Parkbreeze Court, Orlando Florida, 32808
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (407) 299-0629
                                                           --------------

===============================================================================

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
------   ---------------------------------

The audited financial statements attached as Exhibits are being filed as by
Amendment to the Form 8-K previously filed on January 19, 2001.

     (a)  Financial statements of businesses acquired.

               Access Healthcare, Inc. Consolidated
               Financial Statements, following.

               EMDx Corporation Financial Statements, following.

     (b)  Pro forma financial information.

               Incorporated by reference to the Company's
               Annual Report on Form 10-K for the fiscal year
               ended 2000 filed on E.D.G.A.R. April 17, 2001.

===============================================================================

                        CONSOLIDATED FINANCIAL STATEMENTS
                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                             ACCESS HEALTHCARE, INC.

                           DECEMBER 31, 2000 AND 1999

                                TABLE OF CONTENTS
                                -----------------

     Independent Auditors' Report                                    1

     Consolidated Financial Statements:

            Consolidated Balance Sheets                              2

            Consolidated Statements of Operations                    3

            Consolidated Statements of Stockholders' Deficit         4

            Consolidated Statements of Cash Flows                    5

     Notes to Consolidated Financial Statements                      6

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
     Access HealthCare, Inc.:

We have audited the accompanying consolidated balance sheets of Access
HealthCare, Inc. (the "Company") as of December 31, 2000 and 1999, and the
related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Access HealthCare,
Inc. at December 31, 2000 and 1999, the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has a net capital and working capital deficiency, which raises substantial doubt about their ability to continue as a growing concern. Management's plans regarding those matters are described in
Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tedder, James, Worden & Associates, P.A.
March 2, 2001
Orlando, Florida

                                      -1-

                             ACCESS HEALTHCARE, INC.
                           Consolidated Balance Sheets

                    ASSETS                                               DECEMBER 31,     DECEMBER 31,
                                                                            2000             1999
Current assets:                                                      -----------------  ---------------

     Cash                                                             $        2,103     $         37
     Accounts receivable, net of allowance for doubtful
         accounts of $75,000 and $45,000 in 2000 and
         1999, respectively                                                  194,501          146,300
     Other current assets                                                     10,391            5,808
                                                                     -----------------  ---------------
             Total current assets                                            206,995          152,145
                                                                     -----------------  ---------------

Property and equipment, net                                                   82,026           76,728
Due from related parties                                                      38,607            9,547
                                                                     -----------------  ---------------
             Total assets                                                    327,628          238,420
                                                                     =================  ===============

                 LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

     Bank overdraft                                                  $        35,307    $      16,444
     Accounts payable                                                        229,798          103,372
     Accrued liabilities                                                      39,945           23,566
     Line of credit                                                          100,000           24,858
     Current obligations under capital leases                                 75,830           42,737
     Current maturities of long-term debt                                     13,215           17,060
     Due to stockholders                                                      54,179           54,179
     Due to related parties-limited liability company                         78,213           78,213
                                                                     -----------------  ---------------
             Total current liabilities                                       626,487          360,429
                                                                     -----------------  ---------------

Obligations under capital leases less current portion                         74,047          130,340
Long-term debt less current portion                                            2,969           14,385
                                                                     -----------------   --------------
             Total liabilities                                               703,503          505,154
                                                                     -----------------   --------------
Stockholders' deficit:

     Common stock, $.0001 par value, 40,000,000 shares
         authorized, 12,690,000 and 7,868,750 shares issued
         and outstanding in 2000 and 1999, respectively                        1,269              787
     Capital in excess of par value                                        1,009,562          301,757
     Accumulated deficit                                                  (1,386,706)        (569,278)
                                                                     -----------------   --------------
             Total stockholders' deficit                                    (375,875)        (266,734)
                                                                     -----------------   --------------
             Total liabilities and stockholders' deficit             $       327,628     $    238,420
                                                                     =================   ==============

          See accompanying Notes to Consolidated Financial Statements

                                      -2-

                             ACCESS HEALTHCARE, INC.
                      Consolidated Statement of Operations
                 for the years ending December 31, 2000 and 1999

                                                          December 31,       December 31,
                                                             2000                1999
                                                      ------------------   ----------------
Revenues:
     Patient services, net                             $     2,044,530      $   1,937,144

Expenses:
     Selling, general, and administrative                    2,848,811          1,766,097
                                                      ------------------   ----------------

         Operating (loss) income                              (804,281)           171,047

Other income (expense):
     Interest income                                            42,462                 -
     Interest expense                                          (55,609)           (52,732)
                                                      ------------------   ----------------

         Total other  income (expense)                         (13,147)           (52,732)
                                                      ------------------   ----------------

         Net income (loss)                             $      (817,428)     $     118,315
                                                      ==================   ================

          See accompanying Notes to Consolidated Financial Statements

                                      -3-

                             ACCESS HEALTHCARE, INC.
               Consolidated Statements of Stockhbolders' Deficit

                                                                Capital
                                        Common Stock          in Excess of   Accumulated
                                    Shares       Amount         Par Value      Deficit          Total
                                ------------   ------------   ------------   -----------   -------------
Balances, December 31, 1998      7,868,750     $      787        301,757       (687,593)       (385,049)

Net income for the year ended
         December 31, 1999              --             --             --        118,315         118,315

Balances, December 31, 1999      7,868,750            787        301,757       (569,278)       (266,734)

Net loss for the year ended
         December 31, 2000              --             --             --       (817,428)       (817,428)

Shares issued for services       4,821,250            482        707,805             --         708,287

Balances, December 31, 2000     12,690,000     $    1,269      1,009,562     (1,386,706)       (375,875)

          See accompanying Notes to Consolidated Financial Statements

                                      -4-

                             ACCESS HEALTHCARE, INC.
                      Consolidated Statements of Cash Flow
                 for the years ending December 31, 2000 and 1999

                                                                          2000              1999
                                                                    --------------    --------------

Cash flows from operating activities:
    Net income (loss)                                               $    (817,428)    $     118,315
    Adjustments to reconcile net income (loss) to net cash
       provided by operating activities:
          Depreciation                                                     26,839            26,090
          Allowance for doubtful accounts                                  30,000            45,000
          Cash provided by (used for) changes in:
            Shares issued for services                                    708,287                 -
            Accounts receivable                                           (78,201)         (136,948)
            Other current assets                                           (4,583)           (5,808)
            Bank overdraft                                                 18,863           (10,551)
            Accounts payable                                              126,426            (1,557)
            Accrued liabilities                                            16,379              (594)
                                                                    --------------    --------------

                Net cash provided by operating activities                  26,582            33,947

Cash flows from investing activities:
    Purchases of equipment                                                 (8,463)          (10,939)

Cash flows from financing activities:
    Net borrowings on line of credit                                       75,142                 -
    Principal payments on long-term debt                                  (62,135)          (50,561)
    Due from related parties, net                                         (29,060)           29,836
    Payment to stockholder                                                      -            (3,000)
                                                                    --------------    --------------

                Net cash used in financing activities                     (16,053)          (23,725)
                                                                    --------------    --------------

                Net increase (decrease) in cash                             2,066              (717)

Cash at beginning of year                                                      37               754
                                                                    --------------    --------------

Cash at end of year                                                  $      2,103      $         37
                                                                    ==============    ==============
Supplemental disclosure of cash flow information:
    Cash paid for interest                                           $     53,957      $     52,732
                                                                    ==============    ==============
Supplemental disclosure of non-cash transactions:
    Equipment purchased through capital lease obligation             $     23,674      $     29,956
                                                                    ==============    ==============

          See accompanying Notes to Consolidated Financial Statements

                                      -5-

                             ACCESS HEALTHCARE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2000 and 1999

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A)  ORGANIZATION AND BUSINESS

     Access HealthCare, Inc. (the "Company") was originally organized as Daniel
     J. Pavlik, D.C., P.A., a corporation in the State of Florida in April 1983.
     In October 1993, the name was changed to Access HealthCare, Inc.

     (B) PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

     (C) BUSINESS

     The Company operates a chiropractic group practice in Central Florida and has affiliated chiropractic practices throughout Florida.

     (D) INCOME TAXES

     The Company accounts for income taxes under the provisions of Statement of
     Financial Accounting Standards No. 109 Accounting for Income Taxes. Under
     Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.
     Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (E)  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                                      -6-

     (F)  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the individual assets using the straight-line method. Property under capital leases is amortized over the lease terms.

(2)  PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31:

                                                    2000               1999
                                               ---------------     -------------

         Computer equipment                       $   99,409            75,276
                                                                        75,276
         Medical equipment                            65,451            62,907
         Furniture and fixtures                       20,015            18,786
         Vehicles                                     14,298            14,298
         Leasehold improvements                       36,389            32,158
                                               ---------------     -------------
                                                     235,562           203,425
         Less accumulated depreciation               153,536           126,697
                                               ---------------     -------------
                 Total                             $   82,026        $  76,728
                                               ===============     =============

       For the years ended December 31, 2000 and 1999, depreciation expense amounted to $26,839 and $26,090, respectively. The Company has reviewed its long-lived assets for impairment and has determined that no adjustments to the carrying value of long-lived assets is required.

                                      -7-

(3)  LONG-TERM DEBT

     Long-term debt consisted of the following at December 31:

                                                               2000                1999
                                                           ---------------      ---------------
       Notes payable to an individual with
         interest rates ranging from
         8.75% to 9.25%; with an aggregated
       payment of $1,600 due monthly.                        $   10,044               23,138

       Note payable to a bank, bearing interest
         at 10.23%; $284 due monthly, secured
         by a vehicle.                                            6,140                8,307
                                                          ---------------      ---------------

                                                                 16,184               31,445
       Less current maturities on long-term debt                (13,215)             (17,060)
                                                          ---------------      ---------------
               Total long-term debt                         $     2,969          $    14,385
                                                          ===============      ===============

     The following is a schedule by year of principal payments of long-term debt subsequent to 2000:

              YEAR ENDING DECEMBER 31,
              ------------------------

                      2001                $   13,215
                      2002                     2,969
                                       ---------------
                                          $   16,184
                                       ===============

(4)  TRANSACTIONS WITH RELATED PARTIES

     The Company rents its administrative office and a chiropractic clinic from a partnership in which the principal shareholder of the Company is a partner. Lease expense relating to the lease was approximately $54,000 for the year ended December 31, 2000 and 1999, respectively. At December 31,
     2000 and 1999, the Company had a liability for unpaid rent to the partnership of approximately $48,000 and $53,000, respectively, which is included in accounts payable. Future minimum lease payments under this lease are $66,000 per year through 2002.

     The Company purchases nutritional products from a related party. Such purchases are recorded at cost and amounted to $19,000 and $28,000 at
     December 31, 2000 and 1999, respectively.

     During the year ended December 31, 2000, the Company issued 3,540,938 shares of common stock to officers for services. The Company recorded compensation in the amount of $531,141 for these services.

                                      -8-

(5)  LEASES

     The Company is obligated under long-term capital leases and non-cancelable operating leases, for equipment, office space, and a vehicle. These non-cancelable operating leases expire at various dates through 2005.
     Future minimum lease payments under non-cancelable operating leases (with initial or remaining terms in excess of one year) and future minimum capital lease payments as of December 31, 2000 are as follows:

                                                                   CAPITAL         OPERATING
            Year ending December 31:                               LEASES           LEASES
           -------------------------                         ----------------   ----------------

                   2001                                           $  102,113           234,695
                   2002                                               61,079           237,247
                   2003                                               31,409           146,369
                   2004                                                6,009           106,867
                   2005                                                   -            100,865
                                                              ----------------  ----------------

                    Total lease payments                             200,610           826,043
                                                                                ================
                                                                      50,733
           Less amount representing interest (11% to 35%)     ----------------

                    Present value of lease payments                  149,877
           Less current obligations                                  (75,830)
                                                              ----------------
                    Long-term capital lease obligations          $    74,047
                                                              ================

(6)  INCOME TAXES

     The actual income tax expense (benefit) from both 2000 and 1999, differs from the "expected" tax expense (benefit), computed by applying the U.S.
     Federal Corporate Income Tax Rate of 34%, to the income (loss) before income taxes, as follows:

                                                                 2000                  1999
                                                            ----------------      ---------------
        Income tax (benefit) expense computed at
          the federal statutory rate of 34%                     $ (278,000)              40,000
        State income tax (benefit) expense net
          of federal tax (benefit) expense                         (30,000)               5,000
        Non-deductible expenses                                      5,000                5,000
        Decrease (increase) in valuation allowance                 303,000              (50,000)
                                                            ----------------      ---------------
                                                            $          -                   -
                                                            ================      ===============

                                      -9-

(6)  INCOME TAXES, CONTINUED

     The components of the deferred income tax asset at December 31, 2000 and
     1999 are as follows:

                                                                     2000                 1999
                                                                ----------------     ---------------

        Deferred tax assets:
            Net operating losses                                   $  204,000             203,000
            Restricted common stock issued for services               267,000                 -
            Allowance for doubtful accounts                            28,000              17,000
            Accrual method book to cash method
                tax adjustment                                            -               (24,000)
                                                                ----------------     ---------------
                                                                      499,000             196,000
            Valuation allowance                                  (499,000)               (196,000)
                                                                ----------------     ---------------
                                                                ----------------     ---------------

                                                                $         -                   -
                                                                ================     ===============

     At December 31, 2000 and 1999, the Company had tax operating loss carryforwards of approximately $543,000 available to reduce future federal income taxes, which expire from 2011 to 2020.

(7)  LITIGATION

     The Company is a party to a legal action. While the results of the legal action cannot be predicted with certainty, the Company believes that the final outcome of such litigation will not have a materially adverse effect on its financial condition.

                                      -10-

(8)  CONTINGENCY

     At December 31, 2000 and 1999, the Company has a net capital deficiency of
     $375,875 and $266,734, respectively, and a working capital deficiency of
     $419,492 and $208,284, respectively, which raises substantial doubt about their ability to continue as a going concern. The Company is contemplating a public or private offering of securities as a means of raising funds to implement its business plan.

(9)  PENDING ACQUISITION

     The Company entered into an agreement to be acquired by Access Health
     Alternatives, Inc., a company related by common management and shareholders. Under the terms of the acquisition, to be accounted for as a purchase, the shareholders of the Company will exchange 12,690,000 shares of common stock for approximately 4,000,000 shares of common stock of
     Access Health Alternatives, Inc.

                              Financial Statements
                   (With Independent Auditors' Report Thereon)

                                EMDx CORPORATION

                           December 31, 2000 and 1999

                                Table of Contents

     Independent Auditors' Report                               1

     Financial Statements:

          Balance Sheets                                        2

          Statements of Operations                              3

          Statements of Stockholders' Deficit                   4

          Statements of Cash Flows                              5

     Notes to Financial Statements                              6

===============================================================================

                          Independent Auditors' Report

To   the Board of Directors of EMDX Corporation:

We have  audited  the  accompanying  balance  sheets  of EMDX  Corporation  (the
"Company")  as of December  31, 2000 and 1999,  and the  related  statements  of operations,  stockholders'  deficit,  and cash flows for the years  then  ended.
These financial  statements are the responsibility of the Company's  management.
Our responsibility is to express an opinion on these financial  statements based on our audits.

We  conducted  our  audits  in  accordance  with  generally   accepted  auditing
standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Also, an audit includes assessing the  accounting  principles  used and  significant  estimates  made by management,  as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material  respects,  the financial  position of EMDX Corporation at December
31, 2000 and 1999,  the results of its  operations  and cash flows for the years then ended in conformity with generally accepted accounting principles.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company  will  continue  as a  going  concern.  As  discussed  in  Note 8 to the financial statements,  the Company has suffered recurring losses from operations and has a net capital and working capital  deficiency,  which raises substantial doubt about their  ability to continue as a going  concern.  Management's  plans regarding those matters are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tedder, James, Worden & Associates, P.A.
March 30, 2001
Orlando, Florida

                                      -1-

                                EMDX CORPORATION
                                 Balance Sheets

  Assets                                                      2000           1999           1998
                                                        --------------  -------------  -------------
Current assets:
         Accounts receivable                             $    30,757         45,132         11,628
         Other current assets                                  3,630          3,062            -
                                                        --------------  -------------  -------------
                           Total current assets               34,387         48,194         11,628

Property and equipment, net                                    6,781          9,577         10,710
                                                        --------------  -------------  -------------
                           Total assets                  $    41,168         57,771         22,338

Liabilities and Stockholders' Deficit

Current liabilities:
         Bank overdraft                                  $    14,624         16,737         24,247
         Accounts payable                                    132,551        197,365        203,021
         Accrued expenses                                     57,895         28,906          7,397
         Current portion of long-term debt                    21,368        630,682        506,862
         Notes payable to stockholders                       200,000        200,000         65,657
                                                        --------------  -------------  -------------
                           Total current liabilities         426,438      1,073,690        807,184

Long-term debt, less current portion                         619,361         22,824         31,325
                                                        --------------  -------------  -------------
                           Total liabilities               1,045,799      1,096,514        838,509
                                                        --------------  -------------  -------------

Stockholders' deficit:
         Contributed capital                                  25,000         25,000         25,000
          Accumulated deficit                              (1,029,631)    (1,063,743)      (841,171)
                                                        --------------  -------------  -------------
                           Total stockholders' deficit    (1,004,631)    (1,038,743)      (816,171)
                                                        ==============  =============  =============

          See accompanying Notes to Consolidated Financial Statements

                                      -2-

                                EMDX CORPORATION
                            Statements of Operations
             for the years ended December 31, 2000, 1999, and 1998

                                                              2000              1999             1998
                                                      ----------------    ---------------   --------------

Revenues:
     Provider payments                                      $ 741,746            492,666          340,811
     Service fees                                             486,902            251,428           84,225
                                                      ----------------    ---------------   --------------

         Total revenues                                     1,228,648            744,094          425,036

Operating expenses:
     Diagnostic services                                      746,609            487,446          340,441
     Salaries and commissions                                 305,109            298,334          287,695
     Selling, general, and administrative                      52,867            117,537          100,775
                                                      ----------------    ---------------   --------------

         Total operating expenses                           1,104,585            903,317          728,911
                                                      ----------------    ---------------   --------------

         Operating income (loss)                              124,063           (159,223)        (303,875)

Other income (expense):
     Interest expense                                         (89,951)           (63,562)         (48,008)
     Miscellaneous income                                           -                213               70
                                                      ----------------    ---------------   --------------

         Total other expense                                  (89,951)           (63,349)         (47,938)
                                                      ----------------    ---------------   --------------

         Net income (loss)                                   $ 34,112           (222,572)        (351,813)
                                                      ================    ===============   ==============

          See accompanying Notes to Consolidated Financial Statements

                                      -3-

                                EMDX CORPORATION
                       Statements of Stockholders' Deficit

                                               Contributed  Accumulated
                                                 Capital      Deficit        Total
                                                ----------   ----------    ----------

Balances at December 31, 1998, as
     previously reported                        $       --     (845,596)     (845,596)

     Prior period adjustments (see Note 7)          25,000        4,425        29,425
                                                ----------   ----------    ----------

Balances at December 31, 1998, as restated          25,000     (841,171)     (816,171)

         Net loss                                       --     (222,572)     (222,572)
                                                ----------   ----------    ----------

Balances at December 31, 1999, as restated          25,000   (1,063,743)   (1,038,743)

         Net income                                     --       34,112        34,112
                                                ----------   ----------    ----------

Balances at December 31, 2000                   $   25,000   (1,029,631)   (1,004,631)
                                                ==========   ==========    ==========

          See accompanying Notes to Consolidated Financial Statements

                                      -4-

                                EMDX CORPORATION
                            Statements of Cash Flows
              for the years ended December 31, 2000 and 1999

                                                                             2000             1999
                                                                          ---------        ---------

Cash flows from operating activities:
    Net income (loss)                                                     $  34,112         (222,572)
    Adjustments to reconcile net income (loss) to net
       cash provided by (used in) operating activities:
          Depreciation                                                        2,796            2,380
          (Increase) decrease in assets:
            Accounts receivable                                              14,375          (33,504)
            Other current assets                                               (568)          (3,062)
          Increase (decrease) in liabilities:
            Bank overdraft                                                   (2,113)          (7,510)
            Accounts payable                                                (64,814)          (5,656)
            Accrued expenses                                                 28,989           21,509
                                                                          ---------        ---------

                Net cash provided by (used in) operating activities          12,777         (248,415)

Cash flows from investing activities:
    Purchases of equipment                                                       --           (1,247)

Cash flows from financing activities:
    Proceeds from borrowings of long-term debt                                5,711          574,181
    Payments on borrowings of long-term debt                                (18,488)        (458,862)
    Proceeds from borrowings from stockholders                                   --          150,000
    Payments on borrowings from stockholders                                     --          (15,657)
                                                                          ---------        ---------

                Net cash provided by (used in) financing activities         (12,777)         249,662
                                                                          ---------        ---------

                Net decrease in cash                                             --               --

Cash at beginning of period                                                      --               --
                                                                          ---------        ---------

Cash at end of period                                                     $      --               --
                                                                          =========        =========

Supplemental disclosures of cash flow information:
    Cash paid during the year for:
       Interest                                                           $  73,305           54,590
                                                                          =========        =========

Supplemental schedule of non-cash financing activities:
    Payments of long-term debt with proceeds from
       issuance of long-term debt                                         $ 620,549           48,000
                                                                          =========        =========

          See accompanying Notes to Consolidated Financial Statements

                                      -5-

                                EMDX CORPORATION

                          Notes to Financial Statements

                           December 31, 2000 and 1999

(1)  Summary of Significant Accounting Policies

     (a)  Organization and Business

     EMDx Corporation  ("EMDX" or the "Company") was incorporated under the laws of the  state of  Georgia  on May 13,  1996  and is  located  in  Savannah,
     Georgia.  The Company purchases health care diagnostic  laboratory services and resells the services to providers and managed care firms throughout the
     United States.

     (b)  Revenue Recognition

     Provider payments are recognized when incurred. Service fees are recognized when earned.

     (c)  Property and Equipment

     Property and  equipment are stated at cost less  accumulated  depreciation.
     Depreciation is provided over the estimated  useful lives of the individual assets using the straight-line method.  Routine maintenance and repairs are charged to expense when incurred.  Major  replacements and improvements are capitalized.  Gains or losses  are  credited  or  charged  to  income  upon disposition.

     (d)  Impairment of Long-Lived Assets

     Management   periodically  reviews  its  long-lived  assets  for  financial impairment as events or changes in circumstances indicate that the carrying value of such assets may not be fully  recoverable.  An impairment  loss is recognized  when the  estimated  undiscounted  future  cash  flows from the assets are less than the carrying value of the assets. Management is of the opinion that the carrying  amount of its long-lived  assets does not exceed their estimated recoverable amount.

     (e)  Income Taxes

     The  Company has elected to be taxed as an S  corporation;  therefore,  the stockholders will report their  proportionate share of the Company's income
     (loss) on their individual tax returns.

     (f)  Use of Estimates

     The  preparation  of financial  statements  in  conformity  with  generally accepted  accounting  principles  requires management to make estimates and assumptions  that affect the reported amounts of assets and liabilities and disclosure  of  contingent  assets  and  liabilities  at  the  date  of the financial  statements  and the  reported  amounts of revenues  and expenses during  the  reporting  period.  Actual  results  could  differ  from those estimates.

                                      -6-

     (g)  Concentration of Credit Risk

     Almost all of the  Company's  sales are credit sales which are primarily to customers  whose  ability to pay is dependent  upon the industry  economics prevailing  in these areas.  Concentrations  of credit risk with respect to trade  accounts  receivable  is  minimized  due  to the  dispersion  of the
     Company's customer base across geographic areas and generally short payment terms. The Company does not require collateral or other security on most of these  receivables;  however,  the credit risk is controlled through credit approvals,  limits,  and monitoring  procedures.  At December 31, 2000, one customer  represented  approximately  85% of the  gross  trade  receivables balance. At December 31, 1999, two customers represented  approximately 54%
     and 30%, respectively.

(2)  Property and Equipment

Property and equipment consists of the following at December 31, 2000 and 1999:

                                          Range of lives
                                             in years           2000       1999
                                         ----------------    ---------- ----------

     Furniture and fixtures                    5             $ 11,900      11,900
     Computer equipment                        3                1,247       1,247
                                                             ---------- ----------

                                                               13,147      13,147
     Less accumulated depreciation                             (6,366)     (3,570)
                                                             ---------- ----------

        Total property and equipment, net                    $  6,781       9,577
                                                             ========== ==========

       For the years  ended  December  31, 2000 and 1999,  depreciation  expense totaled approximately $2,800 and $2,400, respectively.

                                      -7-

(3)  Accrued Expenses

The major  components  of accrued  expenses  at  December  31, 2000 and 1999 are summarized as follows:

                                                      2000             1999
                                                  -------------     ------------

         Accrued interest payable                      $25,618             8,972
         Accrued commissions payable                    20,326            19,934
         Other current liabilities                      11,951              -
                                                  -------------     ------------

              Total accrued expenses                   $57,895            28,906
                                                  =============     ============

(4)  Long-Term Debt

Long-term debt consists of the following at December 31, 2000 and 1999:

                                                                                    2000                1999
                                                                                -------------     --------------

     Notes payable to a commercial bank,  guaranteed by certain shareholders of the Company,  payable in monthly  installments of $6,261 including principal and interest at prime plus 1% (10.5% at December 31, 2000),
       maturing in August 2003                                                   $  619,020            620,664

     Note payable to a commercial bank,  guaranteed by certain  shareholders of the Company,  payable in monthly  installments  of $758  including
       principal and interest at 9.5%, maturing in August 2002                       15,439             23,580

     Equipment  notes  to  a  commercial  bank,   collateralized  by  office
       equipment and furniture and guaranteed by certain stockholders of the
       Company,  payable in monthly installments of $251 including principal and interest at 9.5%, maturing in April 2003
                                                                                      6,270              9,262
                                                                              ---------------     ---------------
           Total long-term debt                                                     640,729            653,506

     Less current portion of long-term debt                                         (21,368)          (630,682)
                                                                              ---------------     ---------------

           Total long-term debt, less current portion                           $   619,361             22,824
                                                                              ===============     ===============

                                      -8-

Future  maturities  of long-term  debt  subsequent  to Dece mber 31, 2000 are as follows:

                 2001                            $  21,368
                 2002                               22,248
                 2003                              597,113
                                           ----------------
                                                 $ 640,729
                                           ================

(5)  Common Stock

The Company's common stock has no par value,  with 3,000,000  shares  authorized and 1,000,000 shares issued and outstanding at December 31, 2000 and 1999.

(6)  Transactions With Related Parties

On May 3, 1999, the Company  entered into a $150,000 note payable with a certain stockholder.  The note  accrues  interest  at 10% and any unpaid  principal  and interest is due upon demand.  The note is collateralized by substantially all of the assets of the Company. As of December 31, 2000 and 1999, $150,000 was due to
the stockholder under this note. In addition,  as of December 31, 2000 and 1999, approximately $26,000 and $9,000,  respectively,  was due to the stockholder for unpaid interest related to this note.

On June 15, 1999, the Company entered into a $50,000  non-interest  bearing note payable with a certain stockholder.  The note is collateralized by substantially all of the assets of the Company and is due upon demand. As of December 31, 2000 and 1999, $50,000 was due to the stockholder under this note.

(7)  Prior Period Adjustments

Contributed  capital  as  previously  reported  at  December  31,  1998 has been increased by $25,000 to reflect the correction of a capital  contribution  which was improperly  recorded as a liability during 1997. The accumulated deficit was decreased  by $4,425 at December 31, 1998 to correct  errors in recording  fixed assets during 1998 and to record selling,  general, and administrative  expenses in the correct year.

                                      -9-

(8)  Contingency

At December 31, 2000,  the Company has  suffered  recurring  loses and has a net capital  deficiency of $1,004,631 and a working capital  deficiency of $392,051, which raises substantial doubt about its ability to continue as a going concern.
Subsequent to December 31, 2000, the Company sold 100% of its outstanding  stock as a means of raising funds to implement its business plan (see Note 9).

(9)  Subsequent Event

On January 19, 2001, the Company sold 100% of its  outstanding  shares to Access
Health Alternatives,  Inc. ("Access"). Under the terms of the acquisition, to be accounted for under the purchase  method,  the  stockholders of the Company will exchange  1,000,000  shares of common  stock of EMDX for  approximately  750,000 shares of common stock of Access.

Under the terms of the Share Exchange Agreement, the stockholders of the Company will have the  opportunity  to re-acquire  91.9% of the common shares of EMDX in
the  event  Access  is  unable  to  raise  a  minimum  of  $1,800,000   for  the
implementation  of the  Company's  business  plan  within  nine  months.  If the stockholders re-acquire the EMDX shares, they will be required to return 500,000 of the common shares of Access.